UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2020
_____________________________
Cushman & Wakefield plc
(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Old Broad Street
London,	United Kingdom	EC2N 1AR
(Address of principal executive offices) (Zip Code)

+44	20 3296 3000
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.☐
 Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, $0.10 nominal value	CWK	New York Stock Exchange

Item 2.02  Results of Operations and Financial Condition.
On February 27, 2020, Cushman & Wakefield plc (the “Company”) issued a press release reporting its financial results for the fourth quarter and full year ended December 31, 2019. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 27, 2020, the Company announced certain operating efficiency initiatives that it will begin implementing in the first quarter of 2020 that are intended to allow the Company to be a nimbler and more agile partner to its clients. Under these initiatives, the Company expects to incur one-time cash charges of approximately $40 million to $60 million consisting of severance and other one-time separation benefits, substantially all of which are expected to be incurred in fiscal 2020.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Financial Results for the Fourth Quarter and Full Year ended December 31, 2019

Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this report, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this report, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this report and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Any forward-looking statements speak only as of the date of this report and, except to the extent required by applicable securities laws, Cushman & Wakefield expressly disclaims any obligation to update or revise any of them, whether as a result of new information, future events or otherwise. Additional information concerning factors that may influence the company’s results is discussed under “Risk Factors” in Part I Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD plc

Date: February 27, 2020
/s/ Duncan Palmer
Duncan Palmer
Chief Financial Officer